UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 11, 2021

TEMPUR SEALY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31922	33-1022198
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Tempur Way
Lexington, Kentucky  40511
(Address of principal executive offices) (Zip Code)

(800) 878-8889
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.01 par value	TPX	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition

    On February 11, 2021, Tempur Sealy International, Inc. (the “Company”) issued a press release to announce its financial results for the quarter and full year ended December 31, 2020 and issued its financial guidance for 2021. Copies of the press release and the supplemental materials are attached as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference.

    The information in this Item 2.02 (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 7.01 Regulation FD Disclosure

During the fourth quarter of fiscal year 2020, the Company updated its business segment reporting to align with changes in how its global operations are managed. The Company operates in two segments: North America and International. Historically, the Company’s Mexico business was reported in the International segment. During the fourth quarter of 2020, the Company realigned its business segment reporting to include Mexico within the North America results. Corporate operating expenses are not included in either of the segments and are presented separately as a reconciling item to consolidated results. The Company’s North America segment consists of Tempur and Sealy manufacturing and distribution subsidiaries, joint ventures and licensees located in the U.S., Canada and Mexico. The International segment consists of Tempur and Sealy manufacturing and distribution subsidiaries, joint ventures and licensees located in Europe, Asia-Pacific and Latin America (other than Mexico).

The segment change has no impact on the Company’s historical consolidated balance sheets, statements of earnings or cash flows. The recast unaudited information related to the Company’s previously issued historical financial information that is provided in this Current Report on Form 8-K is revised on a basis that is consistent with the reorganization of the Company’s operating segments. This Current Report on Form 8-K should be read in conjunction with the Company’s Quarterly Reports on Form 10-Q for the three quarters of fiscal year 2020 and the Company’s earnings release for the fourth quarter of fiscal year 2020 as attached herein.

The Company provided consolidated and business segment net sales, net sales by channel and product, adjusted gross profit and adjusted operating income (expense) for 2020 and 2019, by quarter and full year. Adjusted gross profit and adjusted operating income (expense) are not recognized terms under U.S. generally accepted accounting principles ("GAAP") and the information provided includes reconciliations to GAAP gross profit and GAAP operating income (expense). A copy of the supplemental information is furnished as Exhibit 99.2 to this Current Report.

The information furnished under Item 2.02 of this Current Report on Form 8-K is hereby incorporated by reference under this Item 7.01 as if fully set forth herein.

Item 8.01 Other Items

    On February 11, 2021, the Company issued a press release to announce that its Board of Directors has declared a quarterly cash dividend of $0.07 per share. The dividend is payable on March 12, 2021 to shareholders of record as of February 25, 2021. The Company also announced that its Board of Directors has increased the authorization under the Company's share repurchase program to a total of $400 million. A copy of the press release is attached as Exhibit 99.3 to this current report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits

Exhibit	Description
99.1	Press Release dated February 11, 2021, titled "Tempur Sealy Reports Record Fourth Quarter and Full Year 2020 Results"
99.2	Document titled "Tempur Sealy Provides Historical Financial Information Based On Updated Business Segments"
99.3	Press Release dated February 11, 2021, titled "Tempur Sealy Initiates Quarterly Cash Dividend And Increases Share Repurchase Authorization"
104	Cover page interactive data file (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 11, 2021

Tempur Sealy International, Inc.

By:	/s/ Bhaskar Rao
Name:	Bhaskar Rao
Title:	Executive Vice President & Chief Financial Officer